Exhibit 16.1

October 2, 2018

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read EVO Transportation & Energy Services Inc’s statements included under Item 4.01 of its Form 8-K filed on October 2, 2018, and we agree with such statements concerning our firm.

EKS&H LLLP